UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 26, 2025, Blackstone Real Estate Income Trust, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Because 1,884,897,820 shares of the Company’s common stock, or approximately 51.76% of the 3,640,997,779 total outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, were present online or by proxy, a quorum was present at the Annual Meeting, as required by the Company’s Amended and Restated Bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the stockholders.

Proposal 1 – Election of Directors

The following nine individuals were elected to the Company’s Board of Directors to serve as directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Wesley LePatner	1,620,873,819	15,488,061	54,883,308	193,652,632
A.J. Agarwal	1,565,561,645	70,871,118	54,812,425	193,652,632
Robert Harper	1,565,998,833	69,804,137	55,442,218	193,652,632
Frank Cohen	1,559,680,696	76,849,804	54,714,688	193,652,632
Raymond J. Beier	1,620,286,945	14,532,480	56,425,763	193,652,632
Susan Carras	1,564,130,669	72,048,231	55,066,288	193,652,632
Richard I. Gilchrist	1,560,782,355	73,768,567	56,694,266	193,652,632
Field Griffith	1,562,474,049	71,782,354	56,988,785	193,652,632
Edward Lewis	1,550,719,802	82,837,951	57,687,435	193,652,632

Proposal 2 – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified.

Votes For	Votes Against	Votes Abstained
1,827,814,739	11,369,799	45,713,282

Item 7.01. Regulation FD Disclosure.

June 2025 Distributions

On June 27, 2025, the Company declared distributions for each class of its common stock in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distribution
Class I Common Stock	$0.0548	$0.0000	$0.0548
Class D Common Stock	$0.0548	$0.0028	$0.0520
Class T Common Stock	$0.0548	$0.0095	$0.0453
Class S Common Stock	$0.0548	$0.0097	$0.0451

The net distributions for each class of common stock (which represents the gross distributions less stockholder servicing fees for the applicable class of common stock) are payable to stockholders of record immediately following the close of business on June 30, 2025 and will be paid on or about July 21, 2025. These distributions will be paid in cash or reinvested in the applicable class of shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan. Class C currently has no distribution amount presented as it is generally an accumulating share class whereby its share of income will accrete into its NAV.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: June 30, 2025

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary